 Morgan Lewis

February 24, 2017

Trust for Advised Portfolios
615 East Michigan Street
Milwaukee, Wisconsin 53202

Legg Mason Investment Trust
100 International Drive
Baltimore, Maryland 21202

Ladies and Gentlemen:

This opinion is furnished to you pursuant to paragraph 8.7 of the Agreement and Plan of Reorganization (the "Agreement"), dated as of November 21, 2016, among Trust for Advised Portfolios, a Delaware statutory trust (the "TAP Trust"), on behalf of Miller Capital Opportunity Trust, a series thereof (the "Acquiring fund"), and Legg Mason Investment Trust, a Maryland statutory trust (the "Legg Mason Trust"), on behalf of Legg Mason Opportunity Trust, a series thereof (the "Target Fund"). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.  The  Agreement contemplates (1) the sale, assignment, conveyance, transfer and delivery of the Target Fund's Assets by the Legg Mason Trust, on behalf of the Target Fund, to the Acquiring Fund in exchange for (a) the delivery by the TAP Trust, on behalf of the Acquiring Fund, to the Legg Mason Trust, on behalf of  the Target Fund, of the number, determined in accordance with paragraph 2.3 of the Agreement, of full and fractional Acquiring Fund Shares of each class corresponding to a class of Target Fund Shares as of the time and date set forth in paragraph 3.1 of the Agreement, determined by dividing the value of the Target Fund's net assets attributable to that class of Target Fund Shares (computed in the manner and as  of the time and date set forth in paragraph 2.1 of the Agreement) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.2 of the Agreement), and (b) the assumption by the TAP Trust, on behalf of the Acquiring Fund, of all Liabilities of the Target Fund, and (2) the distribution to the Target Fund Shareholders, on a pro rata basis within each share class, of the Acquiring Fund Shares of the corresponding class received by the Legg Mason Trust, on behalf of the Target Fund, in complete liquidation of the Target Fund (collectively, the "Transaction").

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726	T +1.617.341.7700
United States	F +1.617.341.7701

Trust for Advised Portfolios
Legg Mason Investment Trust
February 24, 2017
Page Two

In connection with this opinion we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Agreement, the Combined Proxy Statement and Prospectus, dated November 21, 2016, for the Reorganizations of the Target Fund into the Acquiring Fund and of two other funds, and other materials prepared in connection with the Transaction (collectively, the "Transaction Documents"). In that examination, we have assumed the genuineness of all signatures, the capacity and authority of each party executing a document to so execute the document, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies (including electronic copies). We have also assumed that each agreement and other instrument reviewed by us is valid and binding on the party or parties thereto and is enforceable in accordance with its terms, and that there are no contracts, agreements, arrangements, or understandings, either written or oral, that are inconsistent with or that would materially alter the terms of the Agreement or the other Transaction Documents.

As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations of the various parties set forth in the Transaction Documents and in certificates of the TAP Trust, on behalf of the Acquiring Fund, and the Legg Mason Trust, on behalf of the Target Fund, each dated as of the date hereof (the "Certificates"). Our opinion assumes (i) that all representations set forth in the Transaction Documents and in the Certificates will be true and correct in all material respects as of the date of the Transaction (and that any such representations made "to the best knowledge of," "to the knowledge of," "in the belief of," or otherwise similarly qualified, are true and correct in all material respects without any such qualification), and (ii) that the Agreement is implemented in accordance with  its terms and consistent with the representations set forth in the Transaction Documents and Certificates. Our opinion is limited solely to the provisions of the Internal Revenue Code of 1986, as amended and as presently in effect (the "Code"), existing case law, existing permanent and temporary treasury regulations promulgated under the Code, and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. We assume no obligation to update our opinion to reflect other facts or any changes in law or in the interpretation thereof that may hereafter occur.

On the basis of and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

1.
The Transaction will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each of the Target Fund and the Acquiring Fund will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2.
No gain or loss will be recognized by the Target Fund upon the transfer of the Target Fund's Assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities, or upon the distribution of the Acquiring Fund Shares to the Target Fund Shareholders, except for (A) gain or loss that may be recognized on the transfer of "section 1256 contracts" as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an Asset

Trust for Advised Portfolios
Legg Mason Investment Trust
February 24, 2017
Page Three

regardless of whether such transfer would otherwise be a non-recognition transaction under the Code.

3.
The tax basis in the hands of the Acquiring Fund of each Asset transferred from the Target Fund to the Acquiring Fund in the Transaction will be the same as the tax basis of such Asset in the hands of the Target Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund on the transfer.

4.
The holding period in the hands of the Acquiring Fund of each Asset transferred from the Target Fund to the Acquiring Fund in the Transaction, other than Assets with respect to which gain or loss is required to be recognized by reason of the Transaction, will include in each instance the period during which such Asset was held by the Target Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an Asset).

5.	No gain or loss will be recognized by the Acquiring Fund upon its receipt of the Target Fund's Assets solely in exchange for Acquiring Fund Shares and the assumption of the Liabilities.

6.	No gain or loss will be recognized by the Target Fund Shareholders upon the exchange of their Target Fund Shares for Acquiring Fund Shares as part of the Transaction.

7.
The aggregate tax basis of the Acquiring Fund Shares that each Target Fund Shareholder receives in the Transaction will be the same as the aggregate tax basis of the Target Fund Shares exchanged therefor.

8.
Each Target Fund Shareholder's  holding period for the Acquiring Fund Shares received  in the Transaction will include the period for which such Target Fund Shareholder held the Target Fund Shares exchanged therefor, provided that the Target Fund Shareholder held such Target Fund Shares as capital assets on the date of the exchange.

9.	The taxable year of the Target Fund will not end as a result of the Transaction.

This opinion is being delivered solely to you for your use in connection with the Transaction, and may not be relied upon by any other person or used for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP

Morgan Lewis

February 24, 2017

Trust for Advised Portfolios
615 East Michigan Street
Milwaukee, Wisconsin 53202

Legg Mason Global Asset Management Trust
100 International Drive
Baltimore, Maryland 21202

Ladies and Gentlemen:

This opinion is furnished to you pursuant to paragraph 8.7 of the Agreement and Plan of Reorganization (the Agreement''), dated as of November 21, 2016, among Trust for Advised Portfolios, a Delaware statutory trust (the "TAP Trust"), on behalf of Miller Income Opportunity Trust, a series thereof (the "Acquiring Fund"), and Legg Mason Global Asset Management Trust, a Maryland statutory trust (the "Legg Mason Trust"), on behalf of Miller Income Opportunity Trust, a series thereof (the "Target Fund"). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement. The Agreement contemplates (1) the sale, assignment, conveyance, transfer and delivery of the Target Fund's Assets by the Legg Mason Trust, on behalf of the Target Fund, to the Acquiring Fund in exchange for (a) the delivery by the TAP Trust, on behalf of the Acquiring Fund, to the Legg Mason Trust, on behalf of the Target Fund, of the number, determined in accordance with paragraph 2.3 of the Agreement, of full and fractional Acquiring Fund Shares of each class corresponding to a class of Target Fund Shares as of the time and date set forth in paragraph 3.1 of the Agreement, determined by dividing the value of the Target Fund's net assets attributable to that class of Target Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.1 of the Agreement) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.2 of the Agreement), and (b) the assumption by the TAP Trust, on behalf of the Acquiring Fund, of all Liabilities of the Target Fund, and (2) the distribution to the Target Fund Shareholders, on a pro rata basis within each share class, of the Acquiring Fund Shares of the corresponding class received by the Legg Mason Trust, on behalf of the Target Fund, in complete liquidation of the Target Fund (collectively, the "Transaction").

Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110-1726	T +1.617.341.7700
United States	F +1.617.341.7701

Trust for Advised Portfolios
Legg Mason Global Asset Management Trust
February 24, 2017
Page Two

In connection with this opinion we have examined and relied upon the originals or copies, certified or otherwise identified to us to our satisfaction, of the Agreement, the Combined Proxy Statement and Prospectus, dated November 21, 2016, for the Reorganizations of the Target Fund into the Acquiring Fund and of two other funds, and other materials prepared in connection with the Transaction (collectively, the' Transaction Documents").  In that examination, we have assumed the genuineness of all signatures, the capacity and authority of each party executing a document to so execute the document, the authenticity and completeness of all documents purporting to be originals (whether reviewed by us in original or copy form) and the conformity to the originals of all documents purporting to be copies (including electronic copies). We have also assumed that each agreement and other instrument reviewed by us is valid and binding on the party or parties thereto and is enforceable in accordance with its terms, and that there are no contracts, agreements, arrangements, or understandings, either written or oral, that are inconsistent with or that would materially alter the terms of the Agreement or the other Transaction Documents.

As to certain factual matters, we have relied with your consent upon, and our opinion is limited by, the representations of the various parties set forth in the Transaction Documents and in certificates of the TAP Trust, on behalf of the Acquiring Fund, and the Legg Mason Trust, on behalf of the Target Fund, each dated as of the date hereof (the "Certificates"). Our opinion assumes (i) that all representations set forth in the Transaction Documents and in the Certificates will be true and correct in all material respects as of the date of the Transaction (and that any such representations made "to the best knowledge of," "to the knowledge of," "in the belief of," or otherwise similarly qualified, are true and correct in all material respects without any such qualification), and (ii) that the Agreement is implemented in accordance with its terms and consistent with the representations set forth in the Transaction Documents and Certificates. Our opinion is limited solely to the provisions of the Internal Revenue Code of 1986, as amended and as presently in effect (the "Code"), existing case law, existing permanent and temporary treasury regulations promulgated under the Code, and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. We assume no obligation to update our opinion to reflect other facts or any changes in law or in the interpretation thereof that may hereafter occur.

On the basis of and subject to the foregoing, we are of the opinion that, for United States federal income tax purposes:

1.
The Transaction will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each of the Target Fund and the Acquiring Fund will be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2.
No gain or loss will be recognized by the Target Fund upon the transfer of the Target Fund's Assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities, or upon the distribution of the Acquiring Fund Shares to the Target Fund Shareholders, except for (A) gain or loss that may be recognized on the transfer of "section 1256 contracts" as defined in Section 1256(b) of the Code, (B) gain that may be recognized on the transfer of stock in a "passive foreign investment company" as defined in Section 1297(a) of the Code, and (C) any other gain or loss that may be required to be recognized upon the transfer of an Asset

Trust for Advised Portfolios
Legg Mason Global Asset Management Trust
February 24, 2017
Page Three

regardless of whether such transfer would otherwise be a non-recognition transaction under the Code.

3.
The tax basis in the hands of the Acquiring Fund of each Asset transferred from the Target Fund to the Acquiring Fund in the Transaction will be the same as the tax basis of such Asset in the hands of the Target Fund immediately prior to the transfer thereof, increased by the amount of gain (or decreased by the amount of loss), if any, recognized by the Target Fund on the transfer.

4.
The holding period in the hands of the Acquiring Fund of each Asset transferred from the Target Fund to the Acquiring Fund in the Transaction, other than Assets with respect to which gain or loss is required to be recognized by reason of the Transaction, will include in each instance the period during which such Asset was held by the Target Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating the holding period with respect to an Asset).

5.	No gain or loss will be recognized by the Acquiring Fund upon its receipt of the Target Fund's Assets solely in exchange for Acquiring Fund Shares and the assumption of the Liabilities.

6.	No gain or loss will be recognized by the Target Fund Shareholders upon the exchange of their Target Fund Shares for Acquiring Fund Shares as part of the Transaction.

7.
The aggregate tax basis of the Acquiring Fund Shares that each Target Fund Shareholder receives in the Transaction will be the same as the aggregate tax basis of the Target Fund Shares exchanged therefor.

8.
Each Target Fund Shareholder's holding period for the Acquiring Fund Shares received in the Transaction will include the period for which such Target Fund Shareholder held the Target Fund Shares exchanged therefor, provided that the Target Fund Shareholder held such Target Fund Shares as capital assets on the date of the exchange.

9.	The taxable year of the Target Fund will not end as a result of the Transaction.

This opinion is being delivered solely to you for your use in connection with the Transaction, and may not be relied upon by any other person or used for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP